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                                                                    EXHIBIT 4(x)


                            FORM OF JOINDER AGREEMENT


         THIS JOINDER AGREEMENT (this "Agreement"), dated as of _________, ______ is entered into between _____________, a ____________ (the "New
Subsidiary") and BANK OF AMERICA, N.A., in its capacity as Administrative Agent (the "Administrative Agent") under that certain Credit Agreement dated as of August 31, 2000 among PULTE CORPORATION, a Michigan corporation (the "Borrower"), the Guarantors identified therein, the Administrative Agent, Bank One, NA, as Syndication Agent, Comerica Bank, as Co-Agent and the Lenders identified therein (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

         The New Subsidiary and the Lender hereby agree as follows:

         1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Credit Party under the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement and shall have all of the rights and obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Credit Parties set forth in Section 6 of the Credit Agreement (except to the extent they expressly relate to an earlier date), (b) all of the affirmative and negative covenants set forth in Sections 7 and 8 of the Credit Agreement and (c) all of the guaranty obligations set forth in Section 4 of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 4 of the Credit Agreement, hereby guarantees, jointly and severally with the other Guarantors, to the Lender, as provided in Section 4 of the Credit Agreement, the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise and after giving effect to any grace periods) strictly in accordance with the terms thereof and agrees that if any of the Credit Party Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise and after giving effect to any grace periods), the New Subsidiary will, jointly and severally together with the other Guarantors, promptly pay the same in accordance with the provisions of Section 4 of the Credit Agreement.

         2. The address of the New Subsidiary for purposes of Section 11.1 of the Credit Agreement is the same as the other Guarantors.

         3. The New Subsidiary hereby waives notice of acceptance by the Lender of the guaranty by the New Subsidiary under the Credit Agreement upon the execution of this Agreement by the New Subsidiary.

         4. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.


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         5. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES
HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

         IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, as of the day and year first above written.


                                      [NEW SUBSIDIARY]

                                      By:
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                                      Name:
                                            ------------------------------------
                                      Title:
                                             -----------------------------------



Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent


By:
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Name:
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Title:
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